EXHIBIT 99.1

American Dental Partners, Inc.
201 Edgewater Drive, Suite 285
Wakefield, MA 01880
Phone: 781/224-0880	Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS

REPORTS THIRD QUARTER AND YEAR-TO-DATE 2004 RESULTS

WAKEFIELD, MASSACHUSETTS, November 1, 2004 - American Dental Partners, Inc. (NASDAQ:ADPI) announced financial results today for the quarter and nine-month period ended September 30, 2004.

Comparing the third quarter of 2004 with the third quarter of 2003:

•	Net revenue was $44,640,000 as compared to $41,659,000, an increase of 7%.

•	Earnings from operations were $3,692,000 as compared to $3,317,000, an increase of 11%.

•	Net earnings were $1,993,000 as compared to $1,536,000, an increase of 30%.

•	Diluted net earnings per share were $0.25 as compared to $0.20, an increase of 25%.

•	Diluted cash net earnings per share were $0.33 as compared to $0.28, an increase of 18%.

Comparing the first nine months of 2004 with the first nine months of 2003:

•	Net revenue was $133,748,000 as compared to $121,703,000, an increase of 10%.

•	Earnings from operations were $11,809,000 as compared to $9,165,000, an increase of 29%.

•	Net earnings were $6,376,000 as compared to $4,371,000, an increase of 46%.

•	Diluted net earnings per share were $0.80 as compared to $0.58, an increase of 38%.

•	Diluted cash net earnings per share were $1.04 as compared to $0.83, an increase of 25%.

Patient revenue of the Company’s affiliated dental group practices, which is not consolidated with the Company’s financial results and is a non-GAAP financial measure, was $68,265,000 for the quarter as compared to $63,043,000 for the prior year’s same quarter, an increase of 8%. Same market revenue growth for the Company’s affiliated dental group practices as measured by patient revenue was also 8% as the Company had no new platform affiliations in either period of comparison.

For the quarter cash flow from operations was $7,606,000, capital expenditures were $1,911,000 and amounts paid for acquisitions and affiliations were $350,000. The Company relocated one facility, expanded six facilities and opened one de novo facility during the quarter.

Cash net earnings per share, patient revenue, total revenue and same-market revenue growth are non-GAAP financial measures. In accordance with the requirement of SEC Regulation G, please see the attached financial tables for a presentation of the most comparable GAAP measures and the reconciliation to the nearest GAAP measures and all additional reconciliations required by Regulation G.

For further discussion of these events and a comprehensive review of the third quarter ended September 30, 2004, the Company will host its previously announced conference call on Tuesday, November 2, 2004 at 10:00 a.m. EST, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investor Relations section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com and www.streetevents.com approximately two hours after the call through 6:00 p.m. EST Tuesday, November 9, 2004.

American Dental Partners is one of the nation’s leading business partners to dental groups. The Company is affiliated with 19 dental groups which have 177 dental facilities with approximately 1,573 operatories located in 17 states.

Note: Some of the information in this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions, among others, identify forward-looking statements. Forward-looking statements speak only as of the date the statement was made. Such forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied. Certain factors that might cause such a difference include, among others, the Company’s risks associated with overall or regional economic conditions, contracts its affiliated dental group practices have with third party payors and the impact of any terminations or potential terminations of such contracts, the cost of and access to capital, the fluctuations in labor markets, the Company’s acquisition and affiliation strategy, management of rapid growth, dependence upon affiliated dental group practices, dependence upon service agreements and government regulation of the dental industry. Additional risks, uncertainties and other factors are set forth in the “Risk Factors” section of the Company’s Registration Statement on Form S-4 (File No. 333-56941).

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net revenue	$44,640	$41,659	$133,748	$121,703
Operating expenses:
Salaries and benefits	19,444	18,536	57,906	53,964
Lab fees and dental supplies	7,125	6,757	21,485	20,143
Office occupancy expenses	5,287	5,037	15,632	14,994
Other operating expenses	4,278	3,680	12,602	11,016
General corporate expenses	2,222	1,897	6,622	5,250
Depreciation expense	1,485	1,363	4,400	4,003
Amortization of intangible assets	1,107	1,072	3,292	3,168

Total operating expenses	40,948	38,342	121,939	112,538

Earnings from operations	3,692	3,317	11,809	9,165
Interest expense, net	386	628	1,243	1,889

Earnings before income taxes	3,306	2,689	10,566	7,276
Income taxes	1,313	1,153	4,190	2,905

Net earnings	$1,993	$1,536	$6,376	$4,371

Net earnings per common share:
Basic	$0.26	$0.21	$0.85	$0.60

Diluted	$0.25	$0.20	$0.80	$0.58

Weighted average common shares outstanding:
Basic	7,635	7,345	7,521	7,308

Diluted	8,130	7,586	8,019	7,550

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$3,889	$1,895
Receivables due from affiliated dental group practices	14,494	16,611
Other current assets	5,485	5,376

Total current assets	23,868	23,882

Property and equipment, net	35,898	35,216

Other non-current assets:
Goodwill, net	5,095	5,095
Intangible assets, net	82,970	83,843
Other assets	857	1,036

Total non-current assets	88,922	89,974

Total assets	$148,688	$149,072

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$21,276	$18,559
Current maturities of debt	1,131	1,407

Total current liabilities	22,407	19,966

Non-current liabilities:
Long-term debt	29,996	42,319
Other liabilities	12,912	12,895

Total non-current liabilities	42,908	55,214

Total liabilities	65,315	75,180

Commitments and contingencies
Stockholders’ equity	83,373	73,892

Total liabilities and stockholders’ equity	$148,688	$149,072

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands)

Comparable GAAP Presentation and

Reconciliation of Non-GAAP

Financial Measures

	Three Months Ended September 30,
	2004	2003	% Growth
Reconciliation of total revenue to net revenue and patient revenue same market growth (1)
Patient revenue:
Dental group practices affiliated with the Company in both periods of comparison (2)	$68,265	$63,043	8%
Other revenue	1,266	1,557	-19%

Total revenue	69,531	64,600	8%
Amounts retained by affiliated dental group practices	24,891	22,941	9%

Net revenue	$44,640	$41,659	7%

	Three Months Ended September 30, 2004			Three Months Ended September 30, 2003
	Amount	% of Net Revenue (1)	% of Total Revenue (1)	Amount	% of Net Revenue (1)	% of Total Revenue (1)
Patient revenue	$68,265		98.2%	$63,043		97.6%
Other revenue	1,266		1.8	1,557		2.4

Total revenue	69,531		100.0	64,600		100.0
Amounts retained by affiliated dental group practices	24,891		35.8	22,941		35.5

Net revenue	44,640	100.0%	64.2	41,659	100.0%	64.5
Salaries and benefits	19,444	43.6	28.0	18,536	44.5	28.7
Lab fees and dental supplies	7,125	16.0	10.2	6,757	16.2	10.5
Office occupancy expenses	5,287	11.8	7.6	5,037	12.1	7.8
Other operating expenses	4,278	9.6	6.2	3,680	8.8	5.7
General corporate expenses	2,222	5.0	3.2	1,897	4.6	2.9
Depreciation expense	1,485	3.3	2.1	1,363	3.3	2.1
Amortization of intangible assets	1,107	2.5	1.6	1,072	2.6	1.7

Total operating expenses	40,948	91.7	58.9	38,342	92.0	59.4

Earnings from operations	3,692	8.3	5.3	3,317	8.0	5.1
Interest expense, net	386	0.9	0.6	628	1.5	1.0

Earnings before income taxes	3,306	7.4	4.8	2,689	6.5	4.2
Income taxes	1,313	2.9	1.9	1,153	2.8	1.8

Net earnings	$1,993	4.5%	2.9%	$1,536	3.7%	2.4%

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands, except per share amounts)

Comparable GAAP Presentation and

Reconciliation of Non-GAAP

Financial Measures (Continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Reconciliation of net earnings, as reported, to cash net earnings: (3)
Net earnings (as reported)	$1,993	$1,536	$6,376	$4,371
Add: Amortization of intangible assets, net of tax	668	612	1,985	1,904

Cash net earnings	$2,661	$2,148	$8,361	$6,275

Weighted average common shares outstanding	8,130	7,586	8,019	7,550

Diluted net earnings per share	$0.25	$0.20	$0.80	$0.58

Diluted cash net earnings per share (3)	$0.33	$0.28	$1.04	$0.83

(1)	Patient and total revenue are not measures of financial performance under GAAP. Total revenue includes patient revenue of the Company’s affiliated dental group practices, for which their results of operations are not consolidated into the Company’s financial statements. The Company uses these and other non-GAAP financial measures to analyze operating trends and to help manage its business. The Company believes that total revenue and patient revenue and the expense ratios derived from total revenue are useful measures to analyze operating trends.
(2)	Patient revenue is comprised of revenue of the Company’s affiliated dental group practices, which are not consolidated into the Company’s financial statements. The Company believes that patient revenue growth is important for understanding its financial performance.
(3)	Diluted cash net earnings and diluted cash net earnings per share are not measures of financial performance under GAAP. Diluted cash net earnings excludes amortization expense related to intangible assets, net of tax. The Company incurs significant amortization expense related to its service agreements while many companies, both in the same industry and other industries, no longer amortize significant portion of their intangible assets pursuant to Statement of Financial Accounting Standards No. 142 – Goodwill and Other Intangible Assets. The Company believes that diluted cash net earnings and diluted cash net earnings per share are important financial measures for understanding its relative financial performance.